Exhibit 10.22
                              Consulting Agreement

      This Consulting Agreement (this "Agreement") is entered into and effective as of December 15, 1999 (the "Effective Date"), by and between Designs, Inc., a Delaware corporation (the "Corporation"), with its principal executive offices located at 66 B Street, Needham, Massachusetts 02494, and George T. Porter, Jr., an individual residing at 2804 NW Cumberland Road, Portland, Oregon 97210 (the "Independent Contractor").

                                    Recitals

      WHEREAS, the Corporation desires to retain the Independent Contractor to perform the services described in Schedule A attached hereto and incorporated herein by reference (the "Services"); and

      WHEREAS, the Independent Contractor agrees to perform the Services for the Corporation under the terms and conditions set forth in this Agreement, it being expressly understood that the Independent Contractor shall perform Services as an independent contractor and nothing contained herein shall be construed to be inconsistent with this relationship or status.

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Independent Contractor hereby agree as follows:

                                   Section One
          Representations and Warranties of the Independent Contractor

      The Independent Contractor represents, warrants, covenants and agrees that:

      (a) this Agreement has been duly and validly authorized, executed and delivered by the Independent Contractor, and constitutes the valid and binding obligation of the Independent Contractor, and is enforceable against the Independent Contractor in accordance with its terms; and
      (b) the execution, delivery and performance by the Independent Contractor of this Agreement does and will not (1) violate, conflict with, or result in a breach or termination of (or require any consent or approval under) any agreement, license, arrangement or understanding, whether written or oral, to which the Independent Contractor is a party; or (2) violate any law, judgment, decree, order, rule or regulation applicable to the Independent Contractor.

                                   Section Two
                    Representations and Warranties of the Corporation

      The Corporation represents, warrants, covenants and agrees that:

      (a) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

      (b) the Corporation has all necessary power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement;
      (c) this Agreement has been duly and validly authorized, executed and delivered by the Corporation, and constitutes the valid and binding obligation of the Corporation, and is enforceable against the Corporation in accordance with its terms; and
      (d) the execution, delivery and performance by the Corporation of this Agreement does and will not (1) violate or conflict with any provision of the Corporation's Certificate of Incorporation or by-laws; (2) violate, conflict with, or result in a breach or termination of (or require any consent or approval under) any agreement, license, arrangement or understanding, whether written or oral, to which the Corporation is a party; or (3) violate any law, judgment, decree, order, rule or regulation applicable to the Corporation.

                                  Section Three
                             Nature of the Services

      In accordance with the terms and conditions of this Agreement, the Independent Contractor shall, to the extent requested from time to time by the Corporation, perform consulting Services for the benefit of the Corporation with respect to all matters relating to or affecting all items contained in Schedule A attached hereto. The Independent Contractor shall perform such additional Services as may be agreed to by both parties from time to time in writing which, when so agreed, shall be deemed incorporated into this Agreement. The Independent Contractor shall perform Services at the direction, and subject to the supervision, of the President and Chief Executive Officer of the Corporation (or another executive officer of the Corporation as may be designated from time to time by the President and Chief Executive Officer or the Board of Directors of the Corporation). As a part of the Independent Contractor's consulting Services, the Independent Contractor shall review, analyze, and make suggestions to the Corporation on all matters included in Schedule A attached hereto. The Independent Contractor agrees and stipulates that this Agreement is a personal service contract under which Services shall be performed by the Independent Contractor. The Independent Contractor shall furnish the Corporation with a properly completed Request for Taxpayer Identification Number and Certification on Form W-9. The Corporation shall forward the appropriate Form W-9 to the Independent Contractor.

                                  Section Four
                                  Compensation

      4.1 As consideration for the Services to be rendered by the Independent Contractor under this Agreement, the Corporation shall:

      (a) Pay the Independent Contractor the sum of Two Thousand Dollars ($2,000.00), in cash, for each day (consisting of at least eight hours of work which may be spread among one or more days) during which the Independent Contractor performs meaningful Services beyond work performed to fulfill the Independent Contractor's duties as a member of the Corporation's Board of Directors and its committees, such amount payable in arrears monthly following the Corporation's receipt of an invoice that describes in reasonable detail the Services performed daily during the month.


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

      (b) As of the Effective Date and on January 3, 2000 deliver to the Independent Contractor a non-qualified stock option exercisable for up to 15,000 shares of the Corporation's Common Stock, $0.01 par value per share ("Common Stock"), at a purchase per share equal to the closing price of shares of Common Stock as reported by the NASDAQ Stock Market, Inc. on the Effective Date and on January 3, 2000, respectively. Each such stock option shall be become immediately exercisable on their respective dates of grant. Each such stock option shall expire ten (10) years following the date of grant. Each such stock option shall be evidenced by a Non-Qualified Stock Option Agreement substantially in the form of the form of option agreement attached as Schedule B hereto.

      4.2 Subject to Section 15 hereof, the Corporation shall reimburse the Independent Contractor within thirty (30) days following receipt of documentation that satisfies the Corporation's travel and expense reimbursement policies, an amount equal to the actual and direct cost of all reasonable out-of-pocket expenses incurred by the Independent Contractor in the rendering of Services under this Agreement. The Independent Contractor hereby acknowledges that it has received in writing, read and understands the Corporation's travel and expense reimbursement policies in effect as of the Effective Date.

                                  Section Five
                                    Duration

      The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until February 3, 2001, unless and until terminated earlier by the Corporation or the Independent Contractor, with or without cause, by giving the other party thirty (30) days advance written notice. The provisions of Sections 5, 11, 12, 13 and 14 hereof shall survive any such expiration or early termination of this Agreement.

                                   Section Six
                                  Place of Work

      It is understood that the Services shall be rendered primarily from the Independent Contractor's principal office in Portland, Oregon, but that the Independent Contractor shall, upon request of the Corporation, travel to the Corporation's executive offices located at 66 B Street, Needham, Massachusetts, or such other places as may be designated by the Corporation.

                                  Section Seven
                              Time Devoted To Work

      In performing the Services, the hours that the Independent Contractor works on any given day shall be entirely within the Independent Contractor's control and the Corporation shall rely upon the Independent Contractor to determine the number of hours reasonably necessary to fulfill the spirit and purpose of this Agreement.


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

                                  Section Eight
                        Status of Independent Contractor

      The Independent Contractor and the Corporation acknowledge and agree that the Independent Contractor shall perform the Services hereunder as an "independent contractor" and not as an employee of the Corporation, and nothing herein shall be construed to be inconsistent with this relationship or status. Accordingly, it is expressly understood and agreed between the parties hereto that the Independent Contractor is solely responsible for all labor and expenses in connection with the performance of every obligation of the Independent Contractor hereunder. The Independent Contractor assumes the responsibility for furnishing the Services hereunder and shall withhold and pay when due all employment taxes required by federal, state and local laws, including, without limitation, all social security and withholding taxes, and contributions for unemployment compensation funds. The Independent Contractor acknowledges and understands that the Corporation will not maintain worker's compensation, health or liability insurance on behalf of the Independent Contractor.

                                  Section Nine
                             Materials and Equipment

      Except as provided herein, the Independent Contractor shall furnish, at his own expense, all materials and equipment, if any, necessary to carry out the terms of this Agreement.

                                   Section Ten
                                 Work Standards

      The Independent Contractor shall adhere to professional standards and shall perform all Services required under this Agreement in manner consistent with generally accepted procedural standards.

                                 Section Eleven
                             Copyrights and Patents

      The Corporation shall own all copyrights and/or patents developed by the Independent Contractor while performing the Services provided under this Agreement. All improvements, discoveries, ideas, inventions, concepts, trade names, trademarks, service marks, logos, processes, products, computer programs or software, subroutines, source codes, object codes, algorithms, machines, apparatuses, items of manufacture or composition of matter, or any new uses therefore or improvements thereon, or any new designs or modifications or configurations of any kind, or work of authorship of any kind, including, without limitation, compilations and derivative works, and techniques (whether or not copyrightable or patentable) conceived, developed, reduced to practice or otherwise made by the Independent Contractor and in any way related to the rendering of Services under this Agreement shall become property of the Corporation. The Independent Contractor agrees to assign, and hereby does assign, to the Corporation any and all copyrights, patents and propriety rights in any such invention to the Corporation, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration issuing thereon.


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

                                 Section Twelve
                     Privileged and Confidential Information

      12.1 The Corporation and the Independent Contractor acknowledge that the Corporation has acquired and developed, and will continue to acquire and develop, information related to its business and its industry which is secret and confidential in character and is and will continue to be of great and unique value to the Corporation and its subsidiaries and affiliates. The term "confidential information" as used in this Agreement shall mean all trade secrets, propriety information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee of the Corporation or received by the Corporation from an outside source (including the Independent Contractor), which is in the possession of the Corporation, which is maintained in confidence by the Corporation or any subsidiary or affiliate of the Corporation or which might permit the Corporation or any subsidiary or affiliate of the Corporation or any of their respective customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information, including, without limitation, information concerning the Corporation's seasonal and product line plans, store and brand image and trade dress developments and strategies, business plans, real estate leasing terms, conditions and plans, occupancy costs, customers, suppliers, designs, advertising plans, marketing plans, merchandising plans, market studies and forecasts, competitive analyses, pricing policies, employee lists, and the substance of agreements with landlords, tenants, subtenants, customers, suppliers and others. The term "confidential information" also includes information that the Corporation has in its possession from third parties, that such third parties claim to be confidential or proprietary, and which the Corporation has agreed to keep confidential. However, the term "confidential information" as used in this Agreement shall not include information that is generally known to the public or in the trade as a result of having been disclosed by the Corporation in a press release or in a filing by the Corporation with the U.S. Securities and Exchange Commission. The Independent Contractor shall keep and maintain all confidential information in complete secrecy, and shall not use for himself or others, or divulge to others, any knowledge, data or other information relating to any matter which is confidential information relating to the Corporation obtained by the Independent Contractor as a result of his Services, unless such use or disclosure is required by law or is authorized in writing by the Corporation in advance of such use or disclosure. All written information made available to the Independent Contractor by the Corporation, which concerns the business activities of the Corporation, shall be the Corporation's property and shall, if requested in writing by the Corporation, be delivered to it on the termination or expiration of this Agreement.

      12.2 The Independent Contractor acknowledges that money alone will not adequately compensate the Corporation for breach of any confidentiality agreement herein and, therefore, agrees that in the event of the breach or threatened breach of such agreement, in addition to other rights and remedies available to the Corporation, at law, in equity or otherwise, the Corporation shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof, and such rights and remedies shall be cumulative.


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

                                Section Thirteen
                                 Indemnification

      13.1 The Independent Contractor shall defend, indemnify and hold harmless the Corporation (including, without limitation, the Corporation's successors, assigns, subsidiaries, affiliates and contractors and their respective officers, directors, employees, agents and other representatives) from and against all liabilities, losses, claims, actions, damages, expenses (including but not limited to attorneys' fees), suits and assessments (whether proven or not) based upon or arising out of damage or injury (including death) to persons or property caused by Independent Contractor in connection with the performance of Services, or based upon any violation of any applicable statute, law, ordinance, code or regulation. The Independent Contractor shall also defend, indemnify and hold harmless the Corporation against all liability and loss in connection with, and shall assume full responsibility for, payment of all federal, state, or local income taxes imposed or required under applicable laws with respect to Services performed and compensation paid the Independent Contractor under this Agreement.

      13.2 Notwithstanding anything contained in the preceding paragraph, the Corporation shall defend, indemnify and hold harmless the Independent Contractor (including, without limitation, the Independent Contractor's heirs and survivors, and his other successors, assigns, affiliates and contractors) from and against all liabilities, losses, claims, actions, damages, expenses (including but not limited to attorneys' fees), suits and assessments (whether proven or not) based upon or arising out of damage or injury (including death) to persons or property caused by the Corporation in connection with the Corporation's performance of its obligations under this Agreement (including, but not limited to, claims based upon the material supplied to the Independent Contractor by the Corporation and utilized by the Independent Contractor in performing the Services), or based upon any violation of any applicable statute, law, ordinance, code or regulation.

                                Section Fourteen
                              Compliance with Laws

      The parties agree that all obligations to be performed by the parties under this Agreement shall be performed in compliance with all then applicable federal, state and local laws and regulations.

                                 Section Fifteen
                                    Approvals

      15.1 In addition to approvals required by other Sections of this Agreement, the Independent Contractor shall seek to obtain the Corporation's written approval in advance of all expenditures in excess of two thousand dollars ($2,000.00) incurred in connection with the rendering of Services and for which the Independent Contractor seeks reimbursement from the Corporation. In addition, all estimates presented to the Corporation by the Independent Contractor for the Corporation's consideration and/or approval shall be carefully prepared and shall be based upon reasonable assumptions using the Independent Contractor's best judgment.

      15.2 All approvals by the Corporation must be in writing and shall be sought from the President and Chief Executive Officer of the Corporation, or such other person that the Board of


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

Directors may designate in writing from time to time. As of the date of this Agreement the President and Chief Executive Officer of the Corporation is John
J. Schultz. If the Corporation fails to approve in writing any matter submitted for approval within fifteen (15) days from the date of its submission, then the matter submitted for approval shall be deemed to be disapproved.

                                 Section Sixteen
                                     Notices

      All notices and other communications required or permitted to be given under this Agreement by one party to another shall be in writing and the same shall be deemed effective when delivered (i) in person, (ii) by United States certified or registered first class or priority mail, return receipt requested,
(iii) by nationally-recognized overnight delivery or courier service, or (iv) by facsimile transmission (781.449.8666 for the Corporation, and 503.223.7232 for the Independent Contractor), and addressed to the party's principal offices set forth on page one of this Agreement, or at such other address or facsimile telephone number for a party as may be designated in writing by such party to the other in accordance with the requirements of this Section 16.

                                Section Seventeen
                                  Governing Law

      The place of this Agreement, its status, or forum is at all times in the County of Norfolk, Commonwealth of Massachusetts, in which County and Commonwealth all matters, whether sounding in contract or in tort, relating to the validity, construction, interpretation, and enforcement of this Agreement, shall be determined. This Agreement shall be construed and enforced according to the laws of Massachusetts without regard to its principles of conflicts of laws. Any action on the Agreement or arising out of its terms and conditions shall be instituted and litigated in the courts of the Commonwealth of Massachusetts. In accordance, the parties submit to the jurisdiction of the courts of the Commonwealth of Massachusetts. The prevailing party in any such litigation shall be entitled to recover reasonable attorneys' fees in addition to any damages that may result from a breach of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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

                                Section Eighteen
                                  Miscellaneous

      This Agreement may not be modified, amended, or waived, except by a writing executed by both parties hereto. This Agreement, and all attached or referenced schedules, exhibits and attachments, constitutes the full and entire understanding and agreement between the two parties with regard to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter. The section headings herein are for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation of this Agreement or the provisions hereof. Neither this Agreement nor any interest therein, or claim thereunder, shall be assigned or transferred by the Independent Contractor to any party or parties. If any provision of this Agreement shall to any extent be invalid or unenforceable, such invalid or unenforceable provision shall be reformed to the extent required to make it valid and enforceable to the maximum extent possible under law, and the remainder of this Agreement shall not be affected thereby, with each provision hereof being valid and enforceable to the fullest extent permitted by law. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties have signed, sealed and delivered this Consulting Agreement in duplicate, each of which is deemed an original, as of the Effective Date.

ATTEST:                             DESIGNS, INC.

Anthony E. Hubbard                  By: /s/ John J. Schultz
                                                (Signature)
                                    Print Name:  John J. Schultz
                                    Print Title: President & CEO

WITNESS:

___________________________         /s/ George T. Porter, Jr.
                                                (Signature)
                                    Print Name: George T. Porter, Jr.


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

                                                                      SCHEDULE A

                              Consulting Agreement
                                     Between
                              GEORGE T. PORTER, JR.
                                       And
                                  DESIGNS, INC.

                                   Dated as of
                                December 15, 1999

                                    SERVICES

      The Services to be performed by the Independent Contractor are to analyze, consult with and advise the Corporation, as requested from time to time by the Corporation, with regard to any or all of its merchandising strategies and operations and its procurement of merchandise from vendors including:

      (a) review the merchandise procurement policies, practices and strategies with regard to each of the Corporation's merchandise vendors, including review, analysis and advice concerning the terms and conditions of merchandise under which the Corporation purchases merchandise from vendors;
      (b) attendance at, as necessary and appropriate, meetings, trade shows and other events for the purpose of advising the Corporation as to strategy towards fostering optimal operational synergies between the Corporation and merchandise vendors; and
      (c) such other related consulting services as may be agreed upon by the Corporation and the Independent Contractor in accordance with
            Section 3 of this Agreement.


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

                                                                      SCHEDULE B

                  Form of Non-Qualified Stock Option Agreement


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

                                  DESIGNS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

   15,000                                                      December 15, 1999
   ------                                                      -----------------
No. of Shares                                                         Date

      Designs, Inc., Delaware corporation (the "Company"), hereby grants to

                              George T. Porter, Jr.

(the "Optionee") an Option to purchase on or prior to December 15, 2009 (the "Expiration Date") all or any part of 15,000 shares (the "Option Shares") of the Company's Common Stock, $0.01 par value per share ("Common Stock"), at a price of $1.4375 per share, subject to the terms and conditions set forth herein. This Option shall be governed by the laws of Massachusetts, without regard to its principles of conflicts of laws.

      1. Vesting. This Option is immediately and fully vested and is exercisable with respect to all of the Option Shares.

      2. Manner of Exercise. The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company of his election to purchase some or all of the vested Option Shares purchasable at the time of such notice. Said notice shall specify the number of shares to be purchased.

      Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (1) in cash, by certified or bank check or other instrument acceptable to the Board of Directors of the Company; or (2) in the form of shares of Common Stock that are not then subject to any restrictions (subject to the discretion of the Board of Directors of the Company); or (3) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board of Directors of the Company shall prescribe, if any, as a condition of such payment procedure. Payment instruments will be received subject to collection.

      The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment therefor, as set forth above, and any agreement, statement or other evidence as the Company may require to satisfy to itself that the issuance of Option Shares to be pursuant to the exercise of Options and any subsequent resale of the shares will be in compliance with applicable laws and regulations.

      If requested upon the exercise of this Option, certificates for shares may be issued in the name of the Optionee jointly with another person, or in the name of the executor or administrator of the Optionee's estate.

      Notwithstanding any other provision hereof, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

      3. Non-transferability of Option. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and this Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.


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

      4. Option Shares. The Option Shares are shares of the Common Stock of the Company as constituted on the date of grant of this Option. In the event that the Company effects a stock dividend, stock split or similar change in capitalization affecting Common Stock, the Board of Directors of the Company shall make appropriate adjustments in (i) the number of Option Shares remaining subject to this Option, and (ii) the purchase price per share at which the Optionee may purchase Option Shares hereunder. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Board of Directors, in its sole discretion may make such substitution or adjustment in the number of Option Shares purchasable pursuant to this Option and in the purchase price per share at which the Optionee may purchase Option Shares hereunder at it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate this Option upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of the Option Shares hereunder, shall require payment or other consideration which the Board of Directors deems equitable in the circumstances).

      5. No Special Rights. This Option will not confer upon the Optionee any additional rights other than those described herein.

      6. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock which may be purchased by exercise of this Option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      7. Qualification under Section 422. It is understood and intended that the Option granted hereunder shall not qualify as an "incentive stock option" as defined in Section 422 of the Code.


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

      8. Miscellaneous. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Optionee at the address set forth below or, in either case, at such other address for a party as such party may subsequently furnish to the other party in writing.

                                    DESIGNS, INC.

                                    By: /s/ John J. Schultz
                                                (Signature)
                                        Print Name: John J. Schultz
                                        Print Title:  President & CEO

      Receipt of the foregoing Option is acknowledged and its terms and conditions are hereby agreed to:

Date: _________________             /s/ George T. Porter, Jr.
                                                (Signature)
                                    Print Name:  George T. Porter, Jr.

                                    Address: ____________________________

                                             ____________________________


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